STOCK PLEDGE AGREEMENT


	THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into as of June 2, 2005 by Patrick T. Parker, Jon DeYoung, Juan Ferreira, Bonnie Philipps and Kenneth Keller (collectively, "Pledgors"), Thaddeus A.
Wier, Jr. ("Seller") and Robert Brantl, Esq., as escrow agent ("Escrow
Agent").

	WHEREAS, the Pledgors have executed and delivered to Seller a Secured Note dated this date (the "Note"); and

	WHEREAS, the Pledgors have agreed to pledge certain of the issued and outstanding capital stock of Centale, Inc. ("Centale") and to place said capital stock in escrow for the benefit of Seller or any assignee of the Note (the "Holder").

	NOW THEREFORE, in consideration of the promises and mutual agreements, covenants and provision herein contained, the parties agree as follows:

1.	The term "Secured Obligations" shall mean: (a) any and all
unsatisfied obligations, liabilities and indebtedness of Pledgors to the Holder under the terms of the Note, (b) all costs and expenses incurred by the Holder in connection with realization of the security granted hereby, and (c) all costs and expenses of any proceedings to which this Stock Pledge Agreement may give rise.

2.	An "Event of Default" under this Agreement shall exist if
either: (a) Pledgors shall have any past-due obligation to make payment to the Holder which they have not discharged;
or (b) Pledgors shall breach or fail to perform any term or condition of this Agreement or any term of condition of the Stock Purchase Agreement pursuant to which this Stock
Pledge Agreement was made..

3.	As collateral security for performance in full of the
Secured Obligations, Pledgors hereby grant to the Holder an initial security interest in 2,284,000 issued and outstanding shares of the capital stock of Centale
("Shares") and in any additional or replacement Centale shares subject to the Stock Purchase Agreement to the extent that those Seller shares hereafter delivered to the Escrow Agent according to the terms and conditions otherwise described herein, together with all proceeds, products and increases thereof and substitutions and replacements therefore, (collectively, the "Collateral").

4.	Simultaneously herewith, Pledgors have delivered to the
Escrow Agent certificates representing the Collateral (the "Certificates") and corresponding stock powers with respect to the Certificates, duly endorsed in blank (collectively the "Pledged Securities"), receipt of which is hereby acknowledged.

5.	Pledgors each represent and warrant as to the
Certificate(s) in his/her name that: (a) Pledgor holds record and beneficial ownership of the Collateral, free and clear of all liens and encumbrances; (b) there are no restrictions upon the transfer of the Collateral, other than restrictions arising under applicable state or federal securities laws; and (c) the pledge, assignment and delivery of the Collateral pursuant to this Agreement creates a valid first lien on and a first priority security interest in the Collateral, and the proceeds thereof, subject to no prior lien or to any agreement purporting to grant to any third party a lien on the property or assets of the Pledgors which would include the Collateral. The
Pledgors covenant and agree that the Pledgors will defend the Holder's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and covenant and agree that the Pledgors will have like title to and right to pledge any other property at any time hereafter pledged to the Holder as Collateral hereunder and will likewise defend the Holder's right thereto and security interest therein.

6.	At any time during the term of this Agreement the Pledgors
may deliver to the Escrow Agent certificates for shares of Centale common stock accompanied by stock powers with medallion-guaranteed signatures. Upon receipt of such documents, the Escrow Agent shall deliver to the Pledgors or per their instructions certificates for an equal number of Shares previously included in the Collateral.

7.	The Pledgors and the Holder agree that the number of
Centale shares representing the Collateral shall, from time to time and during the term of this Agreement, be reduced to account for the partial satisfaction of the Pledgors' obligations. If, during the term of this Agreement, the Pledgors present the Escrow Agent with satisfactory written evidence of a reduction of the principal amount of the Note, the Escrow Agent shall deliver to Pledgors or per their instructions certificates for Shares. The number of Shares which the Escrow Agent shall release from the Collateral in this manner will equal one Share for every three Dollars reduction in the principal amount.

8.	During the term of this Agreement, provided that no Event
of Default has occurred and then exists hereunder, Pledgors shall have the right, where applicable, to vote the Collateral on all corporate questions.

9.	Upon an Event of Default, the Holder shall have the right
to deliver to the Escrow Agent and Pledgors a letter stating that an Event of Default has occurred. In such letter the Holder shall specify in detail the nature of such Event of Default (a "Default Letter"). If the Default Letter specifies an Event of Default arising under the Note, then upon receipt of the Default Letter the Escrow
Agent shall deliver to the Holder all Pledged and Collateral Securities. Upon receipt of a Default Letter specifying any other Event of Default and evidence of delivery of same to the Pledgors, Escrow Agent shall deliver to the Holder all Pledged and Collateral
Securities, unless, within two (2) days after receipt of such Default Letter, a Pledgor delivers to Holder and Escrow Agent an Affidavit stating that: (a) each Event of Default alleged in the Default Letter has been cured and is no longer continuing; or (b) that each alleged Event of Default does not constitute a default for reasons which are specified in such Affidavit ("Good Faith Dispute
Affidavit").  Should Escrow Agent receive a Good Faith
Dispute Affidavit within such aforementioned two (2) day period, the Escrow Agent shall notify the Holder of such receipt by sending the Holder a copy of the same, and Escrow Agent shall not deliver to the Holder the Pledged Securities until such time as there has been a determination as to whether an Event of Default has or has not occurred, and the Escrow Agent has received a judgment of a court of competent jurisdiction, not subject to appeal or as to which the time to appeal has expired, or a direction from an arbitrator or a panel of arbitrators, directing the Escrow Agent as to how to deliver the Pledged Securities. Notwithstanding anything herein to the contrary, upon Escrow Agent's receipt of a joint written notice of direction from Holder and Pledgors ("Joint
Direction Letter"), the Escrow Agent shall deliver the Pledged Securities as directed pursuant to such Joint
Direction Letter.

10.	If after an Event of Default and receipt of a Default
Letter, the Escrow Agent delivers to the Holder the Pledged Collateral, the Holder shall have all the rights and remedies provided in the Uniform Commercial Code of New
York, except as otherwise specified in this Agreement. The Holder may, upon ten (10) days' notice to the Pledgors, without liability for any diminution in value or price which may have occurred, sell all or any part of the Collateral in such manner and for such price as the Holder may determine. At any public sale the Holder shall be free to purchase all or any part of the Collateral. The Holder shall receive the proceeds of any such sale or sales, and, after deducting therefrom any and all reasonable costs and expenses incurred in connection with the sale thereof, apply the net proceeds toward the payment of the Secured Obligations, including interest, reasonable attorneys' fees, and all other reasonable costs and expenses incurred by Holder hereunder. If such proceeds be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and paid over to Pledgors.

11.	If after an Event of Default and receipt of a Default
Letter, the Escrow Agent delivers to the Holder the Pledged Collateral, the Holder may, as an alternative to his rights under Section 10 hereof, deliver to the Pledgors a written notice of satisfaction of the Note, and transfer to himself or his assignees the Collateral in full satisfaction of the Note. The Pledgors grant this option to the Holder with full knowledge that the fair value of the Collateral may exceed the amount of the Secured Obligations. The Pledgors acknowledge that the Seller has delivered to them consideration, which makes the granting of this option fair and reasonable.

12.	Upon receipt of satisfactory evidence of indefeasible
payment in full of the Secured Obligations, the Escrow
Agent will deliver all of the remaining Collateral to Pledgors along with all instruments of assignment executed in connection therewith, at which time this Pledge
Agreement shall terminate.

13.	During the term of this Pledge Agreement, the Pledgors will
not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will the Pledgors create, incur or permit to exist any lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien provided for by this Agreement or in favor of the Holder.

14.	Under this Agreement, the Escrow Agent:

(a)	Shall not be bound in any way by any agreement or contract
between the parties hereto to which the Escrow Agent is not a party (whether or not the Escrow Agent has knowledge thereof) and the only duties or responsibilities of the Escrow Agent shall be to hold and disburse the Certificates and Stock Powers in accordance with the terms of this Escrow Agreement.

(b)	May accept or act upon any instructions, directions,
documents or instruments purportedly signed or issued by, or on behalf of, any corporation, partnership, fiduciary or individual which is a party to this Escrow Agreement; it shall not be necessary for the Escrow Agent to inquire into their authority. The Escrow Agent shall not be required or permitted to question the validity or invalidity of any termination under the Pledge Agreement. The Escrow Agent shall not be held liable in any event if he accepts as accurate and acts in good faith upon the contents of any notice received by him from any Pledgor or any Holder.

(c)	May resign as escrow agent at any time by notifying the
other parties hereto in writing and, until a successor escrow agent is appointed by them and accepts such appointment, the only duty of the Escrow Agent shall be to hold the Pledged Securities safely and to deliver the same to a successor escrow agent designated by the Seller.

(d)	Shall not be liable for any exercise of judgment in the
performance of his duties hereunder but only for his own fraud, willful misconduct or gross negligence and the duties of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement. In the event the Collateral becomes involved in litigation
(including arbitration or any other type of proceeding which may affect the rights to and ownership of the Pledged Securities), the Pledgors hereby authorize the Escrow
Agent, without creating any obligation on the part of the Escrow Agent, to deposit the Pledged Securities with the clerk of the court in which the litigation is pending, or with the arbitrator(s) in the case of arbitration, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Escrow Agreement. The parties also authorize the Escrow Agent, if he is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the collateral with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder.

15.	All notices and other communications relating to this
Escrow Agreement shall be in writing and shall be either personally delivered or sent by overnight courier to the parties at their addresses as set forth in the Stock
Purchase Agreement pursuant to which this Stock Pledge Agreement has been made. Any party may from time to time give notice changing his or her address for notice by notice to the other parties. Notice shall be deemed given delivered personally or two business days after tender to an overnight courier of national reputation.

16. 	This Agreement shall be interpreted and the rights and
liabilities of the parties hereto determined in accordance with the local law of the State of New York excluding any conflicts of law rule or principle that might otherwise refer construction or interpretation of this agreement to the substantive law of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Stock Pledge Agreement shall only be brought in a state or federal court sitting in New York
City.

17. Patrick T. Parker is hereby appointed to serve as nominee for the Pledgors under this Agreement. Any action that may be taken by the Pledgors pursuant to the terms of this Agreement may be taken by Patrick T. Parker on behalf of the Pledgors, and shall be as if taken by all five of them.

	IN WITNESS WHEREOF, Pledgors, Seller and the Escrow Agent have executed this Agreement as of the date first above written.

/s/ Patrick T. Parker                          /s/ Jon DeYoung
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Patrick T. Parker                              Jon DeYoung

/s/ Kenneth Keller                             /s/ Juan Ferreira
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Kenneth Keller                                 Juan Ferreira

/s/ Bonnie Philipps                            /s/ Thaddeus A. Wier, Jr.
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Bonnie Philipps                                Thaddeus A. Wier, Jr.

/s/ Robert Brantl
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Robert Brantl